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                                                                   EXHIBIT 10.36

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (the "Agreement"), is dated and effective as of August 2, 2000, ("Effective Date") is entered into by and between Pick Systems, a California corporation having its principal place of business at 1691 Browning Avenue, Irvine, California 92606 ("Buyer"), and General Automation, Inc., a Delaware corporation having its principal place of business at 17731 Mitchell North, Irvine, California 92614 ("Seller").

     WHEREAS, Seller is a computer software and database developer that owns certain Pick Systems related ("PR") database management products, related customer accounts, related service agreements and other PR assets;

     WHEREAS, Buyer is also a computer software and database developer, manufacturer, distributor and seller;

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller its PR database management products, PR customer accounts and PR service agreements, and other PR assets, as more fully described herein;

     WHEREAS, the parties hereto desire to set forth herein their agreements and understandings with respect to the subject matter hereof.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

                                    SECTION 1
                           PURCHASE AND SALE OF ASSETS

(a) Acquired Assets. On and subject to the terms and conditions of this Agreement, Buyer hereby purchases from Seller, and Seller hereby sells, transfers, conveys and delivers to Buyer, all right, title and interest of Seller free and clear of any liens, mortgages or encumbrances in and to each of the following assets (collectively, the "Acquired Assets"):

     (i) All of the customer accounts pertaining to Seller's line of PR Database Management Products, as defined below, including without limitation the customer accounts previously acquired by Seller from Sequoia, ADDS, C.ITOH and Sanyo/Icon, as more fully described on Schedule 1(a)(i) attached hereto (the "PR Database Product Customers").

     (ii) All Seller's source code to the following products (collectively, the "PR Database Management Products"): R83, R91, Mentor Operating Environment
     (MOE), Mentor


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     PC/OS, Mentor PRO, mvBase, mvEnterprise, mvPRO, Sequoia PICK, Sequoia PRO,
     PICK O/A, CIE PICK and PICK64+, as more fully described on Schedule 1(a)(ii) attached hereto, together with all Intellectual Property (see
     Section 1(a)(viii) below) pertaining thereto.

     (iii) Copies of all documents, books and records pertaining to Seller's PR Database Management Products, as described on Schedule (1)(a)(iii) attached hereto.

     (iv) Copies of all customer lists, customer sales files and supplier lists pertaining to Seller's PR Database Management Products, as described on Schedule (1)(a)(iv) attached hereto.

     (v) All rights to all license agreements, customer contracts, purchase orders and other agreements pertaining to Seller's PR Database Management Products described in Section (a) of Schedule 1(a)(v), attached hereto and all Pick Licenses (collectively the "Assumed Agreements").

     (vi) All goodwill pertaining to Seller's PR Database Management Products.

     (vii) All accounts receivable of Seller derived from service contracts pertaining to Seller's PR Database Management Products, as described on
     Schedule 1(a)(vii) attached hereto (the "Assigned Accounts Receivable").

     (viii) All Intellectual Property relating to the PR Database Management Products, including, without limitation, the items of Intellectual Property identified on Schedule 1(a)(ii), and all remedies against infringement thereof and rights to protection of interests therein under the laws of all jurisdictions, as more fully described on Schedule 1(a)(viii) attached hereto (the "PR Intellectual Property").

     (ix) All marketing, advertising and promotional materials pertaining to Seller's PR Database Management Products, as described on Schedule 1(a)(ix) attached hereto.

     (x) The product names, trademarks and service marks pertaining to each of the PR Database Management Products as listed on Schedule 1(a)(x) attached hereto and all registrations and applications pertaining thereto (the "Assigned Marks"), together with all goodwill associated therewith, and all remedies against infringement thereof and rights to protection therein under the laws of all jurisdictions.

(b) Excluded Assets. The Acquired Assets include only those assets and properties described or referred to in Section 1(a). Buyer acknowledges that certain data delivered to Buyer contains third party software, as identified in
Schedule 1(b). Seller is not transferring any rights to Buyer regarding this third party software, and Buyer shall not duplicate, distribute or use this third party software in any way whatsoever. Seller is not selling or assigning any other assets or properties, which assets and properties shall remain the property of Seller (collectively, the "Excluded Assets").


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(c) Excluded Liabilities.

     (i) Notwithstanding anything to the contrary contained in this Agreement, except as stated in Section 1(c)(ii) below, Buyer is not hereby assuming, and shall not assume or be liable for, any liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of Seller (collectively, the "Excluded Liabilities"). Seller hereby acknowledges that it is retaining the Excluded Liabilities and Seller agrees that it shall pay, discharge and perform all such liabilities and obligations promptly when due.

     (ii) Buyer hereby assumes, and agrees to perform, pay and/or discharge when due each of the following (the "Assumed Obligations"): (A) all of the liabilities, covenants and obligations of Seller under the Assumed Agreements which first accrue from and after the Effective Date; and (B) all of the liabilities, covenants and obligations of Seller pertaining to the PR Database Management Products and/or the support and maintenance thereof under each of the contracts and agreements listed in Section (b) of
     Schedule 1(a)(v) attached hereto (the "Shared Agreements") which first accrue from and after the Effective Date; and; the support and maintenance of Power 95; and (D) all of the liabilities, covenants and obligations of Seller pertaining to all Warranties related to the Acquired Assets or Power 95.

(d) [Reserved]

(e) Purchase Price. The purchase price (the "Purchase Price") for the Acquired Assets shall consist of and be paid as follows:

     (i) Two Million Five Hundred Thousand Dollars and no cents ($2,500,000.00), which shall be paid by Buyer to Seller or Seller's assignee, Comerica Bank on the Closing Date; and

     (ii) Five Hundred Thousand Dollars and no cents ($500,000.00), which shall be paid by Buyer to Seller or its assignee, Comerica Bank, in accordance with a Secured Promissory Note, attached hereto as Exhibit A; and

     (iii) An amount equal to twenty percent (20%) of Gross Revenue generated during the twenty four calendar month period commencing on August 1, 2000, which shall be paid by Buyer to Seller as provided in Section 1(f) below.

(f) Payments Based on Gross Revenue. The payments required to be made by Buyer to Seller pursuant to Section 1(e)(iii) above shall be made quarterly based on Gross Revenue generated during each such quarter, and each such payment shall be paid by Buyer to Seller on or before the thirtieth day following the end of the quarter to which the payment relates. Each such payment shall be accompanied by a written report which sets forth in reasonable detail a description of the Gross Revenue on which the payment is based, including the identity of each


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PR Database Product Customer from whom the Gross Revenue has been generated, the amount generated from each such PR Database Product Customer, and a breakdown of the same reflecting the nature thereof (e.g. license fees, service fees, etc.).

(g) Taxes. Seller shall be responsible for any documentary transfer taxes and any sales or use taxes imposed by reason of the transactions contemplated by this Agreement and any deficiency, interest or penalty asserted with respect thereto. Upon request, Buyer will cooperate with Seller to provide any information to assist Seller in qualifying for a resale exemption or other similar exemption from applicable sales tax laws.

(h) Books of Account. Seller shall have the right to examine the books and records of Buyer and its Affiliates, solely as they relate to the determination of Gross Revenue, by an independent certified public accountant reasonably acceptable to Buyer upon not less than ten (10) days prior written notice to Buyer. Such examination shall be made not more frequently than once during any calendar year, shall be made during normal office hours at the location where such books and records are maintained, and shall be conducted at the sole expense of Seller; provided, however, that if such examination reveals that the payment due under Section 1(e)(iii) of this Agreement with respect to any quarter exceeded the payment actually paid by Buyer with respect to that quarter by more than ten percent (10%), then Buyer shall reimburse Seller's reasonable out-of-pocket expenses incurred in conducting the examination.

                                    SECTION 2
                              CONCURRENT DELIVERIES

(a) Seller Deliveries. Concurrently herewith, Seller shall deliver, or cause to be delivered, to Buyer the following (it being understood that in the event that any of the items described in clause (iv) below are not delivered concurrently herewith, Seller shall use its reasonable best efforts to deliver the same to Buyer within 30 days after the date hereof).

     (i) A Bill of Sale and assignment substantially in the form of Exhibit B attached hereto (the "Bill of Sale");

     (ii) Assignment of trademarks and copyrights included in the Acquired Assets substantially in the form of Exhibit C attached hereto ("Trademark Assignment"), and any other documents or instruments, in form and substance reasonably acceptable to Buyer, necessary to effect the transfer of the PR Intellectual Property and the Assigned Marks to Buyer;

     (iii) Releases of liens affecting any of the Acquired Assets, including, without limitation any applicable UCC forms, if necessary, attached hereto as Schedule 2(a)(iii);

     (iv) All third party consents required in connection with consummation of the transactions contemplated by this Agreement, including, without limitation, consents to assignment of the Assumed Agreements;

     (v) An opinion of Seller's legal counsel with respect to the matters set forth on Exhibit D attached hereto, subject to customary qualifications and limitations;


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     (vi) Resolutions from Seller's Board of Directors authorizing the transactions contemplated herein, attached hereto as Schedule 2(a); and


     (vii) Approval, if required by law, regulation or agreement, of the transactions contemplated herein by Seller's shareholders and by regulatory authorities, as documented on Schedule 2(a)(viii), attached hereto.

(b) Buyer's Deliveries. Concurrently herewith, Buyer shall deliver to Seller the following:

     (i) That portion of the Purchase Price due and payable pursuant to Section 1(e)(i) hereof;

     (ii) Resolutions from Buyer's Board of Directors authorizing the transactions contemplated herein, attached hereto as Schedule 2(b)(ii);

     (iii) The Promissory Note and accompanying Security Agreement referred to in Section 1(e)(ii);

     (iv) An opinion of Buyer's legal counsel with respect to the matters set forth on Exhibit E attached, subject to customary qualifications and limitations; and

(c) Third Party Consents. The parties acknowledge that the assignment of certain of the Assumed Agreements and certain of the Shared Agreements may require the consent of the other parties thereto and that Seller has made a good faith effort to disclose to Buyer the identity of these other parties. The parties agree that the good faith failure to obtain the consent of any such third party will not be deemed a breach of any representation, warranty, covenant or obligation of Seller under this Agreement, and also agree that, notwithstanding the lack of any required consent, the assignment of the Assumed Agreements, and the obligations with respect to the Shared Agreements undertaken by Buyer under this Agreement, shall be effective on the Effective Date as between Buyer and Seller.

                                    SECTION 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows (it being understood that each representation and warranty is qualified to the extent of any disclosure set forth in the disclosure schedule attached hereto which has been prepared by Seller ("Seller's Disclosure Schedule"):

(a) Organization: Good Standing and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities or the character of the properties owned, leased or operated by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the Acquired Assets, or the assets or properties, liabilities, condition


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(financial or otherwise) or results of operations of Seller ("Material Adverse
Effect"). Seller has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations hereunder or thereunder. The Transaction Documents to which Seller is a party constitutes the valid and legally binding obligation of Seller, enforceable in accordance with the terms and conditions hereof and thereof.

(b) No Conflicts: No Consents. The execution, delivery and performance of the Transaction Documents by Seller do not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any other Person under: (i) any law, ordinance, rule or regulation to which Seller or any of its assets or properties is subject; (ii) any judgment, order, writ, injunction decree or award of any Governmental Authority which is applicable to Seller or any of its assets or properties; (iii) the Certificate of Incorporation, Bylaws or other governing documents of Seller; or (iv) any license, agreement, commitment or other instrument or document to which Seller is a party or by which Seller or any of its assets or properties is otherwise bound, except for violations, conflicts or breaches which would not reasonably be expected to have a Material Adverse Effect. No authorization, approval or consent of, and no registration or filing with, any Person is required in connection with the execution, delivery or performance of any of the Transaction Documents by Seller.

(c) Legal Compliance. Seller has complied, and is in compliance with, all applicable laws, rules and regulations of federal, state, local and foreign Governmental Authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Seller alleging any failure to so comply.

(d) Condition and Location of Tangible Assets. The tangible assets included in the Acquired Assets: (A) are in good clean, useable, saleable, operating and merchantable condition and repair, as applicable; (B) are useable in the ordinary course of business; (C) conform to all applicable laws relating to their construction, inspection, maintenance, use or operation; and (D) there has been no material damage or destruction to these tangible assets;

(e) Title to and Condition of Acquired Assets. Seller has good and marketable title to each asset included in the Acquired Assets, free and clear of any Liens. Seller has not consigned any of the Acquired Assets to any Person. There has been no material damage or destruction to the Acquired Assets of the Seller.

(f) Intellectual Property.

     (i) Schedule 1 (a)(ii), Schedule 1(a)(viii) and Schedule 1(a)(x) identify:
     (A) each item of Intellectual Property owned or used by Seller in connection with the PR Database Management Products and any Acquired Assets; (B) each pending patent, trademark, trade name, service mark, service name or copyright application or application for registration which Seller or any of its Affiliates has made with respect to any Intellectual Property relating to the PR Database Management Products and any Acquired Assets; (C) each trademark trade name service mark, service name or copyright relating to the PR Database Management Products and any Acquired Assets to which Seller or any of its


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     Affiliates has or claims common law ownership; and (D) each item of
     Intellectual Property that any Person owns and that Seller or any of its Affiliates uses in connection with the PR Database Management Products and any Acquired Assets pursuant to license, sublicense, agreement or permission.

     (ii) Seller (or any relevant Affiliate of Seller) is, and upon consummation of the transactions contemplated hereby, Buyer will be vested with, good, sole and marketable right, title and interest in and to the PR Intellectual Property (including, without limitation, the exclusive right to, or to permit or cause others to, see, display, distribute, reproduce, create, develop, sell, license and otherwise exploit the Intellectual Property and all derivative works thereof). To the best of Seller's knowledge, Seller has not, with respect to the PR Database Management Products and the Acquired Assets, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any Person. Neither Seller nor any of its Affiliates has ever received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation referred to in the preceding sentence. To the best of Seller's knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property listed on Schedule 1(a)(ii) and Schedule 1(a)(viii).

(g) Assumed Agreements.

     (i) Seller has identified and provided copies of all Assumed Agreements to Buyer. Except for the Assumed Agreements and the Shared Agreements, no other contract, agreement or understanding, whether written or oral, exists which relates to the PR Database Management Products and the Acquired Assets.

     (ii) Neither Seller nor, to the best of Seller's knowledge, any other party is in default under any Assumed Agreement, except for defaults which could not reasonably be expected to result in a Material Adverse Effect, and, to the best of Sellers' knowledge, no event has occurred or is reasonably likely to occur which (after notice or lapse of time or both) would constitute a breach or default under, or otherwise permit modification, cancellation, acceleration or termination of, any Assumed Agreement, except for breaches, defaults, modifications, cancellations, accelerations or terminations which could not reasonably be expected to result in a Material Adverse Effect, or would result in the creation of or right to obtain any Lien upon, or any Person obtaining any right to acquire, any assets or rights of Seller or the PR Database Management Products. The execution, delivery and performance of this Agreement by Seller will not permit modification, cancellation, acceleration or termination of, any Assumed Agreement and will not result in the creation of or right to obtain any Lien upon, or any Person (other than Buyer) obtaining any right to acquire, any assets or rights of Seller or the PR Database Management Products. Each Assumed Agreement is in full force and effect and is valid and legally binding against Seller and, to the best of Seller's knowledge, the other parties thereto. There are no material unresolved disputes with respect to any Assumed Agreement. Seller has not been informed that any party to an Assumed


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     Agreement intends to modify, cancel or terminate an Assumed Agreement or to refuse to renew an Assumed Agreement upon the expiration of the term thereof, whether as a result of the consummation of the transactions contemplated hereby or otherwise.

(h) Litigation. Except as set forth on Schedule 3(h), attached hereto, Seller is not: (i) subject to any outstanding injunction, judgment, order, decree, ruling or charge of any judicial or administrative body or agency, or Governmental Authority; or (ii) a party or, to the best of Seller's knowledge, is threatened to be made a party to, any action, suit, proceeding, hearing or investigation of, in, or before any court, arbitrator or other body or administrative agency of any federal, state, local, or foreign Governmental Authority.

(i) Taxes.

     (i) Seller (and any predecessor thereto) has filed all income, sales, use, payroll, import, export, property, withholding, franchise and other tax returns which are required to be filed by it prior to the date hereof, and each such tax return is true, complete and accurate in all respects.

     (ii) Seller (and any predecessor thereto) has paid all income, sales, use, payroll, import, export, property, withholding, franchise and other taxes due and owing by it (whether or not shown on any tax return) with respect to which successor, transferee or any other liability for any taxes could apply to or be payable by Buyer as a result of the transactions contemplated by the Transaction Documents.

     (iii) No deficiency for any amount of income, sales, use, payroll, import, export, property, withholding, franchise and other tax has been asserted or assessed by a taxing authority against Seller with respect to the operations of Seller (or any predecessor thereto) and Seller has no knowledge that any such assessment or asserted tax liability shall be made. Seller has not consented to extend the time in which any tax may be assessed or collected by any taxing authority.

(j) Solvency. No order has been made, petition presented or resolution passed for the winding up or contemplated winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed among its creditors and/or shareholders) of Seller. There are no cases or proceedings pending under any applicable insolvency, reorganization or similar law in any jurisdiction concerning Seller, and no circumstances exist which, under applicable laws, would justify any such cases or proceedings. No receiver or trustee has been appointed with respect to all or any portion of Seller's business or assets. Seller is able to pay its debts and obligations in the ordinary course as they mature, and Seller owns property, tangible and intangible, which, at a fair valuation, is greater than the sum of its respective liabilities (including contingent liabilities) whether or not reflected on a balance sheet prepared in accordance with GAAP. Seller has not stopped paying its debts as they fall due. No lien, restraint, execution or other process has been levied on any asset of Seller. Seller has capital sufficient to carry on its business and all businesses in which it is about to engage.


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(k) Brokers' Fees. Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by the Transaction Documents for which Buyer could become liable or obligated.

(l) Seller's Past Revenue. Seller represents to Buyer that Seller's annual revenue for the past three (3) fiscal years derived from Seller's line of PR Database Management Products and related service agreements has been at least eight million dollars ($8,000,000) per year, as reflected on the financial statements previously provided to Buyer. Seller acknowledges that Buyer has relied on this representation in formulating the total Purchase Price of the acquisition.

(m) Warranties. Schedule 3(m) attached hereto sets forth all Warranties given or made by the Seller during the five (5) years prior to the Effective Date. None of the customers of Seller has claimed to Seller that the PR Database Management Products are defective. To the best knowledge of Seller, no PR Database Management Products have been shipped by Seller in a condition that such products might reasonably be expected to be returned by the customer, except returns by customers in the ordinary course of business and consistent with Seller's Warranties in amounts which are not materially in excess of Seller's historical experience.

                                    SECTION 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows (it being understood that each representation and warranty is qualified to the extent of any disclosure set forth in the disclosure schedule attached hereto which has been prepared by Buyer ("Buyer's Disclosure Schedule"):

(a) Organization: Good Standing and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Buyer has the corporate power and authority to execute and deliver each of the Transaction Documents to which Buyer is a party. Each of the Transaction Documents to which Buyer is a party constitutes the valid and legally binding obligation of Buyer enforceable in accordance with their respective terms and conditions.

(b) No Conflicts: No Consents. The execution, delivery and performance by Buyer of each of the Transaction Documents to which Buyer is a party does not and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any other Person under: (i) any law, ordinance, rule or regulation to which Buyer or any of its assets or properties is subject; (ii) any judgment, order, writ, injunction, decree or award of any Governmental Authority which is applicable to Buyer or any of its assets or properties; (iii) the Articles of Incorporation, Bylaws or other governing documents of Buyer; or (iv) any license, agreement, commitment or other instrument or document to which Buyer is a party or by which Buyer or any of its assets or properties is otherwise bound. No authorization, approval or consent of, and no registration or filing with, any Person is required in connection with the execution, delivery or performance of the Transaction Documents to which Buyer is a party.


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(c) Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by the Transaction Documents to which Buyer is a party for which Seller could become liable or obligated.

(d) Solvency. No order has been made, petition presented or resolution passed for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed among its creditors and/or members) of Buyer. There are no cases or proceedings pending under any applicable insolvency, reorganization or similar law in any jurisdiction concerning Buyer, and no circumstances exist which, under applicable laws, would justify any such cases or proceedings. No receiver or trustee has been appointed with respect to all or any portion of Buyer's business or assets. Buyer is able to pay its debts and obligations in the ordinary course as they mature, and Buyer owns property tangible and intangible, which, at a fair valuation, is greater than the sum of its respective liabilities (including contingent liabilities) whether or not reflected on a balance sheet prepared in accordance with GAAP. Buyer has not stopped paying its debts as they fall due. No lien, restraint, execution or other process has been levied on any asset of Buyer. Buyer has capital sufficient to carry on its business and all businesses in which it is about to engage.

(e) Business. Buyer and its Affiliates are, among other things, in the business of developing, marketing and selling computer software.

(f) Secured Promissory Note. The Secured Promissory Note described in Section 1(e)(ii) and attached as Exhibit A, and the accompanying Security Agreement are valid and binding. Buyer agrees to fully cooperate with Seller regarding execution and filing of any applicable UCC statements related to the Secured Promissory Note.

                                    SECTION 5
                              ADDITIONAL AGREEMENTS

(a) Survival. The representations and warranties set forth in this Agreement and in each Transaction Document shall survive the date of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any examination made for or on behalf of Buyer or Seller with respect thereto; provided, however, that: (i) the representations and warranties of Seller set forth in Section 3(c), 3(d), 3(e), 3(g) and 3(h) shall survive for eighteen (18) months after the date hereof and then expire; (ii) all of the other representations and warranties of Seller contained in this Agreement shall survive for three years after the date hereof and then expire; and (iii) the representations and warranties of Buyer shall survive for three years after the date hereof and then expire. No claims may be brought by either party for breach or inaccuracy of representation or warranty after expiration of the applicable survival period. The covenants and agreements set forth in this Agreement and in each Transaction Document shall survive the date of this Agreement and the consummation of the transactions contemplated hereby in accordance with their terms.


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(b) Indemnification.

     (i) Indemnification of Buyer. Subject to Section 5(a) above, from and after the date hereof, Seller shall indemnify and hold harmless Buyer and its officers, directors shareholders, employees, representatives, agents and each of their respective Affiliates (collectively, the "Buyer Indemnified Parties") from and against any loss, damage, claim or expense, including, without limitation, reasonable attorneys' and consultants' fees and expenses (collectively, "Damages"), suffered by any Buyer Indemnified Party arising or resulting from: (A) any inaccuracy in or breach of any of the representations or warranties made by Seller in this Agreement or any other Transaction Document; (B) the failure of Seller to perform any covenants or agreements made by Seller in this Agreement or any other Transaction Document; (C) except as otherwise agreed, any and all royalties and fees claimed, owed or due, arising from, or related to any Bull/Power 95 and Monolith contracts and agreements between Seller and Bull/Power95, or Seller and Monolith; and (D) any Excluded Liability; provided, however, that no Buyer Indemnified Party shall be entitled to recover any Damages from Seller based upon the foregoing or any covenant, obligation, representation or warranty of Seller contained in this Agreement, or the breach or inaccuracy thereof, or otherwise relating to this Agreement or the transactions contemplated hereby, except and to the extent that such Damages exceed $25,000 in the aggregate.

     (ii) Indemnification of Seller. Subject to Section 5(a) above, from and after the date hereof, Buyer shall indemnify and hold harmless Seller and its officers, directors, shareholders, employees, representatives, agents and each of their respective Affiliates (collectively, the "Seller Indemnified Parties"), from and against any loss, damage, claim or expense, including, without limitation reasonable attorneys' and consultants' fees and expenses, suffered by any Seller Indemnified Party arising or resulting from: (A) any inaccuracy in or breach of any of the representations or warranties made by Buyer in this Agreement or any other Transaction Document; (B) the failure of Buyer to perform any covenants or agreements made by Buyer in this Agreement or any other Transaction Document; and (C) any Assumed Obligation.

     (iii) Third Party Claims. If any third party shall notify any party to this Agreement (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Section 5(b), then the Indemnified Party shall promptly notify each Indemnifying Party thereof. Within thirty (30) days after receipt of notice of a particular matter, the Indemnifying Party may assume the defense of such matter if the Indemnifying Party admits full or partial responsibility in writing and reaffirms its obligation for full or partial indemnification with respect to such matter (it being understood that such written admission and reaffirmation may reserve Seller's right to contest the extent of Seller's obligations under this Section); provided, however, that: (A) the Indemnifying Party shall retain counsel reasonably acceptable to the Indemnified Party, the Indemnified Party, at its sole cost and expense, may participate in the defense of such claim with co-counsel of its choice; and
     (B) the Indemnifying Party shall not consent to the entry of any judgment with respect to the matter or enter into any settlement without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed). If, within such thirty (30) day period, the Indemnifying Party does not assume the defense of such matter, the Indemnified Party may defend against the matter in any manner that it reasonably may deem appropriate and may consent to the entry of any judgment for money damages with respect to the matter or enter into any settlement for money damages with respect to the matter without the consent of the Indemnifying Party, subject to the right of the Indemnifying Party to contest its obligation to indemnify and hold harmless the Indemnified Party (it being understood that any consent to judgment or settlement for damages other than money damages shall require the consent of the Indemnifying Party, which consent shall not be unreasonably withheld).

(c) Removal of Tangible Acquired Assets: Risk of Loss. Buyer, at its expense, shall remove all tangible Acquired Assets from Seller's premises on the Effective Date. From and after the execution and delivery of this Agreement, Buyer shall bear all risk of loss, theft or destruction with respect to the Acquired Assets.

(d) Allocation of the Purchase Price. The allocation of the Purchase Price among the Acquired Assets is set forth on Schedule 5(d) attached hereto, and shall be the allocation of the Purchase Price used by the parties in preparing: (i) Internal Revenue Service Form 8594, Asset Acquisition Statement, for each of Buyer and Seller, and (ii) all applicable tax returns. All allocations made pursuant to this Section 5(d) shall be binding upon the parties and upon each of their successors and assigns, and the parties shall report the transaction herein in accordance with such allocations.

(e) Restrictive Covenants.

     (i) Non-Disclosure of Confidential Information and Trade Secrets. Seller covenants and agrees that, except as may be required by law, for a period of five (5) years following the date hereof, it shall not disclose any confidential information relating to the marketing strategies, pricing policies or characteristics, customers, suppliers and customer and supplier information, customer and supplier lists, product or product specifications, designs, manufacturing, testing or assembly processes or costs, costs of materials, business or business prospects, plans, proposals, codes, marketing studies, research, reports, investigations, or other information of similar character which relate to the PR Database Management Products or any of the Acquired Assets (collectively referred to as "Confidential Information"). This limitation upon disclosure does not apply to: (A) information readily available to competitors through means other than as the result of unauthorized disclosure and without substantial investment of time or money; (B) the use by Seller of Confidential Information in connection with the satisfaction of its obligations under this Agreement, required by law or in connection with endeavors which are not directly competitive with the PR Database Management Products or the Acquired Assets; or (C) any disclosures required by law or court order.

     (ii) [Reserved]

     (iii) Non-Competition. Because the PR Intellectual Property is being sold by Seller to Buyer pursuant to this Agreement, Seller acknowledges that it will be unable to and will not, from and after the Effective Date, market, distribute, sell or support the PR Database Management Products or derivative products.

     (iv) Non-Recruitment. Seller and Buyer agree that each party has and will invest substantial time and effort in acquiring and maintaining its workforce. Accordingly, each party agrees that for a period of two (2) years following the date hereof, absent consent from the other party, neither party shall hire away, or cause any other corporation, person or entity to hire away any employee of the other party as of the Closing Date, nor in either case, directly or indirectly entice or solicit or seek to induce or influence any of such employees to leave their employment.

     (v) Severability and Modification of Any Unenforceable Covenant. It is the parties' intent that each of the Restrictive Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties' intent that if any term, provision or condition of the Restrictive Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties' intent that if a court should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

(f) Transaction Expenses. Except as otherwise provided herein, each of Buyer and Seller shall bear their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (whether or not consummated).

(g) Further Assurances. Seller shall execute and deliver such further instruments of conveyance and transfer and take such additional action as Buyer may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Acquired Assets.

(h) Return or Destruction of Licensed Source Code. Seller agrees that within thirty (30) days from the Closing Date, it shall provide Buyer with confirmation that it has delivered notices to all applicable parties that the source code related to all Pick Systems Licenses between Buyer and Seller must be returned to Buyer or destroyed within ten (10) of receipt of said notice.

(i) Limited Site License of PR Database Management Products. Buyer hereby grants Seller a five (5) year royalty-free license for internal use only of Seller's PR Database Management Products.

                                    SECTION 6
                                RELEASE OF CLAIMS

(a) Release of Buyer. Except for: (i) the express obligations of Buyer under this Agreement and the other Transaction Documents; and (ii) the obligations of Buyer under the provisions of the Pick Licenses which survive, Seller hereby releases and discharges Buyer, as well as all of its officers, directors, employees, attorneys and agents, whether past, present or future, and the

Affiliates of each of them (the "Buyer Released Parties"), from any and all claims, demands, costs, liabilities, obligations, damages, expenses, and actions and causes of action of every nature, whether in law or in equity, known or unknown or suspected or unsuspected, liquidated or unliquidated (collectively, "Claims"), which Seller ever had or now has or makes claim to have against the Buyer Released Parties, or any of them.

(b) Release of Seller. Except for the express obligations of Seller under this Agreement and the other Transaction Documents, Buyer hereby releases and discharges Seller, as well as all of its officers, directors, employees, attorneys and agents, whether past, present or future, and the Affiliates of each of them (the "Seller Released Parties"), from any and all Claims which Buyer ever had or now has or makes claim to have against the Seller Released Parties, or any of them, including but not limited to any and all Claims arising from or relating to: (i) the Pick Licenses or any breach thereof or default thereunder; and (ii) any royalties, license fees or other amounts owed by Seller to Buyer as of the date of this Agreement.

(c) Waiver of Civil Code Section 1542. Buyer and Seller understand that Section 1542 of the Civil Code of California provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA IS HEREBY EXPRESSLY WAIVED BY BUYER AND SELLER.

(d) Factual Differences. Buyer and Seller each understands and accepts the risk that the facts with respect to the releases contained in this Section 6 may be different from the facts now known or believed by them to be true. The provisions of this Section 6 shall remain in all respects effective and shall not be subject to termination or rescission by virtue of any such differences in fact, absent a showing of intentional fraud by either party in inducing the other party to agree to the releases contained in this Section 6.

(e) Non-Assignment. Seller hereby represents and warrants to Buyer that there has been no assignment of any Claims or any other rights which are the subject of the release set forth in Section 6(a) above. Buyer hereby represents and warrants to Seller that there has been no assignment of any Claims or any other rights which are the subject of the release set forth in Section 6(b) above.

                                    SECTION 7
                                   DEFINITIONS

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

"GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and consistently applied throughout the periods involved.

"Governmental Authority" means a court, arbitrator or governmental or regulatory official, department, agency, body or authority (and all agencies thereof).

"Gross Revenue" means all revenue derived by Buyer and/or any of its Affiliates from any PR Database Product Customer, determined in accordance with GAAP; provided however, that for purposes of determining Gross Revenue, in no event shall the revenue deemed to be derived from any product, license or service provided to any PR Database Product Customer be an amount which is less than 25% of the then standard list price of the product, license or service in question (notwithstanding the fact that the actual price charged therefore is less than 25% of the then standard list price as the result of a giveaway, discount or promotion, or for any other reason).

"Intellectual Property" means: (i) all inventions, all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations-in-part, revisions, extensions, and reexaminations thereof (ii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (iii) all trade secrets, know-how and confidential business information; (iv) all computer software (other than software which is regularly available to the public); (v) all other proprietary rights (other than trademarks, service marks, logos, trade and business names, and corporate names); and (vi) all copies and tangible embodiments thereof.

"Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property.

"Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company or partnership, other business organization, trust, union, association or Governmental Authority.

"Pick Licenses" means all executed, amended and revised software license agreements effective between General Automation, Inc. and Pick Systems, including without limitation: (1) Pick Computer Works License Agreement dated November 23, 1982 between Seller and Buyer (as successor in interest to Pick Computer Works, Inc.), as amended to date (the "1982 Agreement"); (iii) Agreement dated June 13, 1988 between Buyer and Seller (as successor in interest to Applied Digital Data Systems, Inc.), as amended to date (the "1988 Agreement"); (iv) Pick Systems PC License Agreement dated April 10, 1995 between Buyer and Seller (as successor in interest to SunRiver Data Systems, Inc.), as amended to date (the "1995 Agreement"); and (v) Pick Systems Open Architecture License Agreement dated October 10, 1986 between Buyer and Seller (as successor in interest to Concurrent Operating Systems Technology), as amended to date (the "1986 Agreement").

"Transaction Documents" means this Agreement, the Bill of Sale, the Trademark Assignment, the Secured Promissory Note and the Security Agreement and each other agreement, certificate, instrument or document executed and delivered by the parties pursuant to this Agreement, including, without limitation, any written understandings or agreements relating to the subject matter of this Agreement.

"Warranties" mean all product return policies, service, repair, replacement and other obligations based upon or arising out of express and implied warranties made or deemed made in connection with the sale or licensing of the PR Database Products or Power95 by Seller or the performance of services by the Seller related thereto.

                                    SECTION 8
                                  MISCELLANEOUS

(a) No Third Party Beneficiaries. Except for the rights of the Buyer Indemnified Parties and the Seller Indemnified Parties specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

(b) Entire Agreement. This Agreement, the Seller's Disclosure Schedule, the Buyer's Disclosure Schedule and the other Schedules and Exhibits hereto (including the documents referred to herein and therein) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the parties hereto, written or oral, that may have related in any way to the subject matter hereof.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit or detriment of the parties hereto and their respective legal representatives, successors, heirs and permitted assigns. Neither Seller nor Buyer may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that without the approval of the other, each of Buyer and Seller may assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder (it being understood that no such assignment shall relieve the assigning party of its obligations hereunder).

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and deemed effective via certified mail, courier, or facsimile at the following addresses:

If to Buyer:               Pick Systems
                           1691 Browning
                           Irvine, CA 92606
                           Attention:  Gil Figueroa, President and CEO
                           Telephone:  (949) 261-7425
                           Fax:        (949) 250-8187

With a copy to:            Greenberg Traurig
                           1200 17th Street
                           Suite 880
                           Denver, CO 80202
                           Attention:  Alan Simon, Esq.
                           Telephone:  (303) 572-6500
                           Fax:        (303) 572-6540

If to Seller:              General Automation, Inc.
                           17731 Mitchell North
                           Irvine, California
                           Attention:  Jane M. Christie, President
                           Telephone:  (949) 250-4800
                           Fax:        (949) 752-6772

With a copy to:            Higham, McConnell & Dunning, LLP
                           28202 Cabot Road, Suite 450
                           Laguna Nigel, California 92677-1250
                           Attention:  Scott E. McConnell, Esq.
                           Telephone:  (949) 365-5515
                           Fax:        (949) 365-5522

     Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California.

(h) Forum. The parties hereby submit to the jurisdiction of the state courts of the State of California sitting in Orange County and the United States District Court for the Central District of California for the purposes of any suit, action or other proceeding brought by any party or any buyer or seller indemnified party arising out of or based upon this Agreement or the subject matter hereof. Upon mutual agreement of the parties, any dispute arising out of, or based upon this Agreement, or the subject matter hereof, may be resolved through binding arbitration. Any arbitration award shall be final and not appealable and may be entered as a judgment and fully enforceable in any court of competent jurisdiction.

(i) Non-Convenient Forum. In furtherance of the foregoing, the parties, to the extent permitted by applicable law, hereby waive, and agree not to assert, by way of motion, as a defense or otherwise, in any suit, action, proceeding or arbitration, that said suit, action, proceeding or arbitration is brought in an inconvenient forum, or that the venue of such suit, action, proceeding or arbitration is improper.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(k) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(l) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m) Remedies. The parties shall each have and retain all other rights and remedies existing in their favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief (including, without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement. Without limiting the generality of the foregoing, Seller hereby agrees that in the event that Seller fails to convey the Acquired Assets to Buyer in accordance with the provisions of this Agreement, Buyer's remedy at law may be inadequate. In such event, Buyer shall have the right, in addition to all other rights and remedies it may have, to specific performance of the obligations of Seller to convey the Acquired Assets.

(n) Attorneys' Fees. In the event of any proceeding to interpret or enforce this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party such prevailing party's reasonable attorneys' fees and costs and expenses incurred in such proceeding.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:
PICK SYSTEMS


By: /s/ Gil Figueroa
    -----------------------------------
        Gil Figueroa, President and CEO


SELLER:
GENERAL AUTOMATION, INC.


By: /s/ Jane M. Christie
    -----------------------------------
        Jane M. Christie, President

                       ASSET PURCHASE AGREEMENT ATTACHMENT
                            LIST OF OMITTED SCHEDULES

SCHEDULE                              DESCRIPTION
--------                              -----------

1 (a)(i)          List of PR Database Product Customers

1 (a)(ii)         Source Code included in Acquired Assets

1 (a)(iii)        Seller to provide the following:
                  1. Customer Support Contracts via electronic media (disk/tape)

                  2. Deferred Revenue effective 7/31/00 via electronic media
                     (disk/tape)

                  3. Customer support receivables 7/31/00 via electronic media
                     (disk/tape)

                  4. Copies of Customer Support Contracts

                  5. Copies of Reseller Agreements

1 (a)(iv)         Description of all customer lists, customer files and supplier lists pertaining to GA's PR Database Management Products.

1 (a)(v)          Shared Agreements or Assumed Agreements

1 (a)(vii)        List of accounts receivable being assigned to Pick

1 (a)(viii)       Intellectual Property

1 (a)(ix)         All marketing, advertising, and promotional materials
                  pertaining to Sellers PR Database Management Products.

1 (a)(x)          List of Trademarks

1 (b)             List of Third Party Software

2 (a)(iii)        Release of Liens from Comerica and Pacific Mezzanine Fund LP

2 (a)(vii)        GA Board Resolutions authorizing the transactions contemplated by the Agreement

2 (b)(ii)         Pick Board resolutions authorizing the transactions
                  contemplated by the Agreement

3(h) List of pending or threatened litigation involving GA and/or its assets together with a list of any rulings, judgments, etc. of any governmental authority applicable to GA and/or its assets.

3(m) List of warranties made by the seller during the five (5) years prior to the effective date, in addition to those implied by applicable law.

5(d)              Allocation of purchase price.

Seller's Disclosure       1. Consent to transactions required by Comerica Bank
                             and Pacific Mezzanine.

                          2. Seller is maintaining trade name service mark and
                             copyright to General Automation, Inc., GAI,
                             GaeXpres, e-Path, GaeXpress Pty, Sequoia UK Pty Ltd., mv.Term, Liberty Integration Software

                          3. Please reference General Automation Inc., Form 10-K
                             for fiscal 1999 filed on January 15, 2000

                          4. Please reference General Automation, Inc. quarterly
                             report on Form 10-Q for quarter ended March 31, 2000 filed on may 12, 2000.

A                            Pick Systems Secured Promissory Note

B                            Bill of Sale

C                            Assignment of Trademarks

D                            GA's Counsel legal opinion

E                            Pick's Counsel legal

"Copies of the foregoing Schedules will be provided to the Commission supplementally upon request."